UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 12, 2012

ROCK ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23022	11-2740461
(Commission File Number)	(IRS Employer Identification No.)

310375 Richmond Street, Suite 2100, Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

(713) 954-3600
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.
Item 7.01	Regulation FD Disclosure

On January 12, 2012, Terrance J. Dunne submitted his resignation as a member of the Board of Directors of Registrant. Mr. Dunne’s resignation was not the result of any disagreement with the Registrant on any matter relating to Registrant’s operations, policies or practices.

Registrant also announced today the appointment of Craig Liukko to serve as a member of the Board of Directors. Mr. Liukko, 54, is founder, President and Chief Executive Officer of Red Arrow Gold Corporation and its predecessor company which began operations in Silverton, Colorado in 1980. He has been self employed in the manufacturing and mining business since 1977. He has broad-based experience in all phases of mining, milling and permit procurement. He is a licensed blaster with extensive experience in the safe use of explosives for surface and underground mining operations. He has been a certified Mine Safety and Health Administration (MSHA) instructor since 1988 and is approved to train employees for most mine related activities. His success in management and leadership coupled with hands on experience are a valuable asset to the Company.

On January 17, 2012, Registrant issued the press release attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and exhibits

(d) Exhibits

99.1 Press Release dated January 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK ENERGY RESOURCES, INC.

	By:	/s/ Rocky V. Emery
Rocky V. Emery Chief Executive Officer

Date: January 17, 2012